UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2020

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina		27410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	UFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Approval of the Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan

On October 29, 2020, Unifi, Inc. (the “Company”) held its 2020 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders approved the Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan (the “Second Amended 2013 Plan”).  The Second Amended 2013 Plan was adopted by the Company’s Board of Directors (the “Board”) on September 10, 2020, subject to shareholder approval.  Upon shareholder approval at the Annual Meeting, the Second Amended 2013 Plan became effective as of October 29, 2020 (the “Effective Date”).

The Company previously maintained the Unifi, Inc. Amended and Restated 2013 Incentive Compensation Plan (the “Amended 2013 Plan”).  No additional awards will be granted under the Amended 2013 Plan and the reserve of shares for future awards under the Amended 2013 Plan was canceled, although outstanding awards previously granted under the Amended 2013 Plan will continue to be governed by the terms of the Amended 2013 Plan and the agreements pursuant to which the awards were made.

The Company has reserved for issuance under the Second Amended 2013 Plan an aggregate of 850,000 shares of the Company’s common stock, par value $0.10 per share (“Common Stock”), that may be granted in connection with awards under the Second Amended 2013 Plan.  Any shares of Common Stock covered by an award that are not delivered to a participant or beneficiary because the award is forfeited or canceled, or because the award is settled in cash, will not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Second Amended 2013 Plan.

The Second Amended 2013 Plan authorizes a variety of types of equity-based awards.  Employees of the Company, including the Company’s principal executive officer, principal financial officer and other named executive officers, may receive the following types of incentive awards under the Second Amended 2013 Plan: performance shares, shares of restricted stock, restricted stock units, performance share units, incentive stock options, nonstatutory stock options and stock appreciation rights.  Independent directors may receive the following types of incentive awards under the Second Amended 2013 Plan: shares of restricted stock, restricted stock units, performance share units, vested shares, vested share units, nonstatutory stock options and stock appreciation rights.

Unless sooner terminated by the Board, the Second Amended 2013 Plan will terminate on the 10th anniversary of the Effective Date.  No awards may be made under the Second Amended 2013 Plan after its termination.

The foregoing description of the Second Amended 2013 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended 2013 Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.  For a more complete description of the Second Amended 2013 Plan, please refer to the discussion under “Proposal 3” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on September 16, 2020.

Entry into Letter Agreement with Albert P. Carey

On November 2, 2020, Albert P. Carey entered into a Letter Agreement with the Company (the “Letter Agreement”), effective June 29, 2020, pursuant to which the Company agreed to continue to employ Mr. Carey as Executive Chairman of the Company.  The Letter Agreement constitutes the entire agreement of the parties and supersedes all prior agreements between the parties related to Mr. Carey’s employment with the Company, including the predecessor to the Letter Agreement that was effective as of July 1, 2019.

The Letter Agreement provides that Mr. Carey’s employment shall continue until the Company’s annual shareholders’ meeting in 2021 and shall be extended by mutual agreement of the Board and Mr. Carey for successive periods thereafter between each of the Company’s annual shareholders’ meetings (the period of actual employment, the “Term”).  The Letter Agreement further provides that Mr. Carey’s employment may be terminated at any time: (i) by Mr. Carey, for any or no reason, on 30 days’ prior written notice to the Company (which the Company may, in its sole discretion, make effective as a resignation earlier than the termination date provided in such notice), (ii) by the Company, at any time with or without cause by written notice to Mr. Carey, at the election of the Board, and (iii) by the Company, at any time with or without cause by written notice to Mr. Carey, due to his failure to be re-elected as a member of the Board by the Company’s shareholders. Pursuant to the Letter Agreement, if either Mr. Carey or the Company provides notice of termination pursuant to either the foregoing clause (i) or clause (ii), Mr. Carey has agreed to offer his resignation as a member of the Board effective concurrent with the termination of the Term, which resignation may or may not be accepted by the Board in its sole discretion.

The Letter Agreement provides that Mr. Carey will (i) receive an annual base salary of $700,000, (ii) receive an annual award consisting of a combination of restricted stock units and incentive stock options, the combination having an aggregate grant date fair value of $700,000, and (iii) be reimbursed for business expenses.  Pursuant to the Letter Agreement, Mr. Carey’s compensation will be reviewed annually by the Compensation Committee of the Board, but his base salary and equity compensation will not be reduced.  The Letter Agreement does not provide eligibility for an annual bonus or other employment benefits generally available to other executives of the Company.

Pursuant to the Letter Agreement, Mr. Carey is also subject to certain confidentiality provisions and has agreed to return all of the Company’s and its affiliated entities’ property to the Company upon the termination of the Term.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Entry into Employment Agreements with Hongjun Ning and Lucas de Carvalho Rocha

On November 2, 2020, each of Hongjun Ning and Lucas de Carvalho Rocha (each, an “Executive”) entered into an Employment Agreement with the Company (each, an “Employment Agreement” and, collectively, the “Employment Agreements”), effective July 1, 2020, pursuant to which the Company agreed to continue to employ each of Messrs. Ning and Rocha as an Executive Vice President of the Company.  The Employment Agreements provide that Messrs. Ning and Rocha will receive an annual base salary of $320,000 and approximately $260,000 (translated into local currency as applicable and subject to exchange rate fluctuations), respectively, which base salary shall be reviewed annually by the Board to determine if such base salary should be increased.  Each Employment Agreement also provides that each Executive will (i) be eligible to receive bonuses and to participate in compensation plans of the Company in accordance with any plan or decision that the Board may determine from time to time, (ii) be paid or reimbursed for business expenses and (iii) be entitled to participate in other employment benefits generally available to other executives of the Company.

Each Employment Agreement contains provisions regarding the termination of each Executive’s employment and related severance obligations. If the Company terminates the Executive’s employment for “Cause” or the Executive resigns without “Good Reason” (as each term is defined in the respective Employment Agreement), the Company will pay the Executive all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which the Company will have no further obligation under the Employment Agreement.  If the Executive’s employment terminates due to his death or “Disability” (as defined in the respective Employment Agreement), the Executive or his estate will receive all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which all rights to benefits will terminate and the Company will have no further obligation under the Employment Agreement.  If the Executive is terminated for any reason other than death, Disability or Cause, or if the Executive resigns with Good Reason, he will be entitled to (i) cash severance payments equal to 12 months of his annual base salary at the time of termination, payable as soon as practicable pursuant to the Company’s normal payroll practices and (ii) if he elects COBRA continuation coverage, reimbursement for the monthly cost of such continuation coverage for medical and health insurance benefits until the earlier of (a) the date he ceases to maintain such continuation coverage in effect or (b) 12 months from the termination of employment.  The foregoing severance benefits are subject to the Executive entering into and not revoking a release of claims in favor of the Company and its affiliated entities.  The severance benefits payable upon termination for any reason other than death, Disability or Cause, or resignation with Good Reason, also are subject to the Executive abiding by certain restrictive covenants, which are described below.  Additionally, upon the Executive’s death or Disability or a “Change of Control” (as defined in the Second Amended 2013 Plan), all outstanding unvested equity awards issued to the Executive by the Company shall vest in full.

Each Executive is also subject to certain confidentiality provisions and non-competition and non-solicitation covenants.  Pursuant to each Employment Agreement, each Executive has agreed to neither compete with the Company or its affiliated entities nor solicit their respective customers, suppliers or employees for the 12 months immediately following termination of employment.  Under each Employment Agreement, each Executive also has agreed upon the termination of his employment with the Company (i) to resign as a member of the Board, if serving on the Board at the time, (ii) to resign from all positions with the Company and its affiliated entities, (iii) not to disparage the Company and its affiliated entities, (iv) to provide litigation support to the Company and its affiliated entities and (v) to return all of the Company’s and its affiliated entities’ property to the Company.

Each Employment Agreement also provides that the Company will indemnify and hold harmless each Executive if the Executive is made a party to or is otherwise involved in certain legal proceedings as a result of actions related to the Executive’s service as a director, officer, employee or agent of the Company or in a similar capacity for another enterprise at the Company’s request. Such indemnification includes all expenses (including attorneys’ fees), judgments, fines and other amounts paid in settlement, provided that the Executive acted in good faith and in a manner the Executive reasonably believed to be in the best interests of the Company, and with respect to any criminal action, if the Executive had no reasonable cause to believe such conduct was unlawful.  Each Employment Agreement requires the Company to advance the expenses incurred by the Executive in defending against any such proceeding; however, the Executive must deliver an undertaking to the Company to repay all amounts advanced if it is ultimately determined that the Executive is not entitled to be indemnified.  The rights of each Executive to indemnification under each Employment Agreement are not exclusive and are in addition to the rights under the Company’s Restated Certificate of Incorporation and Amended and Restated By-laws and under applicable law.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements, copies of which are filed as Exhibit 10.3 and Exhibit 10.4 hereto and incorporated herein by reference.

Item 5.07.Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting was held on October 29, 2020.

(b) At the Annual Meeting, the Company’s shareholders (i) elected all nine of the Company’s nominees for director to serve for a term of one year or until their successors are duly elected and qualified; (ii) approved, on an advisory basis, the Company’s named executive officer compensation in fiscal 2020; (iii) approved the Second Amended 2013 Plan; and (iv) ratified the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for fiscal 2021. The proposals are further described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on September 16, 2020.

Final voting results on each proposal submitted to the Company’s shareholders at the Annual Meeting are as follows:

1.	Election of directors:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert J. Bishop	12,859,145	192,164	26,015	4,045,156
Albert P. Carey	12,394,204	657,105	26,015	4,045,156
Thomas H. Caudle, Jr.	12,264,589	786,553	26,182	4,045,156
Archibald Cox, Jr.	12,584,404	458,805	34,115	4,045,156
Edmund M. Ingle	12,841,580	209,429	26,315	4,045,156
James M. Kilts	12,068,400	977,656	31,268	4,045,156
Kenneth G. Langone	12,712,147	339,846	25,331	4,045,156
Suzanne M. Present	12,860,550	191,049	25,725	4,045,156
Eva T. Zlotnicka	12,808,599	243,300	25,425	4,045,156

2.	Advisory vote to approve the Company’s named executive officer compensation in fiscal 2020:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,624,578	442,055	10,691	4,045,156

3.	Approval of the Second Amended 2013 Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,766,904	305,591	4,829	4,045,156

4.	Ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for fiscal 2021:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,960,733	159,874	1,873	0

Item 7.01.Regulation FD Disclosure.

On November 2, 2020, Kelley Drye & Warren LLP, special outside counsel to Unifi Manufacturing, Inc. (“UMI”), a wholly owned subsidiary of Unifi, Inc., issued a press release announcing the filing, on behalf of UMI and another domestic yarn producer, of a trade petition on October 28, 2020 with the United States Department of Commerce and the United States International Trade Commission for the imposition of antidumping duties on polyester textured yarn imported from Indonesia, Malaysia, Thailand and Vietnam.  A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan.
10.2*	Letter Agreement by and between Unifi, Inc. and Albert P. Carey, effective as of June 29, 2020.
10.3*	Employment Agreement by and between Unifi, Inc. and Hongjun Ning, effective as of July 1, 2020.
10.4*	Employment Agreement by and between Unifi, Inc. and Lucas de Carvalho Rocha, effective as of July 1, 2020.
99.1	Press Release of Kelley Drye & Warren LLP, dated November 2, 2020.

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Date: November 2, 2020	By:	/s/ EDMUND M. INGLE
Edmund M. Ingle
Chief Executive Officer